UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2012

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 30, 2012, Atlas Air, Inc. ("Atlas Air"), a wholly owned subsidiary of Atlas Air Worldwide Holdings, Inc. ("AAWW"), entered into a term loan facility for up to $864.8 million with Apple Bank for Savings, guaranteed by the Export-Import Bank of the United States ("Ex-Im Bank") to finance up to six 747-8F aircraft deliveries (the "Ex-Im Bank Facility"). The Ex-Im Bank Facility, when drawn, will consist of up to six separate term loans, each secured by a mortgage on a 747-8F aircraft. In connection with entry into the Ex-Im Bank Facility, Atlas Air has agreed to pay usual and customary commitment and other fees associated with this type of financing. Borrowings under the Ex-Im Bank Facility initially accrue interest at a variable rate, payable quarterly at LIBOR plus a margin. The Ex-Im Bank Facility provides options to refinance the loans through the issuance of bonds in the capital markets or to convert the loans to a fixed rate. The Ex-Im Bank Facility contains customary covenants and events of default and is not cross-defaulted to any of Atlas Air’s other debt facilities. In addition, there are certain operating conditions under the Ex-Im Bank Facility that Atlas Air must meet.

Three term loans aggregating $427.5 million have been made under the Ex-Im Bank Facility to date. All three term loans have been refinanced through the issuance of bonds in capital markets transactions, which are described in greater detail below.

On May 29, 2012, Atlas Air initially borrowed $142.0 million under the Ex-Im Bank Facility as a variable-rate loan secured by a mortgage against one 747-8F (aircraft tail number N850GT). On June 19, 2012, the loan was refinanced through the issuance of twelve-year fixed-rate notes in the amount of $142.0 million (the "First 2012 Ex-Im Guaranteed Notes"). The First 2012 Ex-Im Guaranteed Notes accrue interest at a fixed rate of 2.02% with principal and interest payable quarterly.

On July 24, 2012, Atlas Air initially borrowed $142.7 million under the Ex-Im Bank Facility as a variable-rate loan secured by a mortgage against one 747-8F (aircraft tail number N851GT). On July 31, 2012, Atlas Air refinanced the loan through the issuance of twelve-year fixed-rate notes in the amount of $142.7 million (the "Second 2012 Ex-Im Bank Guaranteed Notes"). The Second 2012 Ex-Im Bank Guaranteed Notes accrue interest at a fixed rate of 1.73% with principal and interest payable quarterly.

On October 1, 2012, Atlas Air initially borrowed $142.8 million under the Ex-Im Bank Facility as a variable-rate loan secured by a mortgage against one 747-8F (aircraft tail number N852GT). On October 10, 2012, the loan was refinanced through the issuance of twelve-year fixed-rate notes in the amount of $142.8 million (the "Third 2012 Ex-Im Bank Guaranteed Notes"). The Third 2012 Ex-Im Bank Guaranteed Notes accrue interest at a fixed rate of 1.56% with principal and interest payable quarterly.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

October 12, 2012	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel, Secretary and Chief Human Resources Officer